Exhibit 10.01

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 8, 2016, by and between Amyris, Inc., a Delaware corporation (the “Company”), and the Bill & Melinda Gates Foundation with headquarters at 500 Fifth Avenue North, Seattle, WA 98102 (the “Purchaser”).

Preliminary Statement

The Purchaser desires to purchase, and the Company desires to offer and sell to the Purchaser, shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

Agreement

The parties, intending to be legally bound, agree as follows:

ARTICLE 1
SALE OF SHARES

1.1 Sale of Shares. Purchaser will, in accordance with Section 2.2 hereof, purchase from the Company the number of shares of Common Stock, payable in cash, as set forth next to Purchaser’s name on Schedule I hereto (such shares, the “Shares”) at a price per share equal to US$1.14, which is the average of the daily closing price per share of Common Stock on the NASDAQ Stock Market for the twenty (20) consecutive trading days ending on April 7, 2016. The total purchase price payable by Purchaser for the Shares that Purchaser is hereby agreeing to purchase is set forth next to Purchaser’s name on Schedule I hereto (the “Aggregate Purchase Price”).

ARTICLE 2
CLOSING; DELIVERY

2.1.            Closing. The parties have entered into this Agreement via exchange of the requisite documents and signatures on the date hereof, and the closing (“Closing”) of the transactions contemplated hereby shall take place within five (5) business days following the date on which the last of the conditions set forth in Articles 5 and 6 have been satisfied or waived in accordance with this Agreement (such date, the “Closing Date”), or at such other time as the Company and the Purchaser mutually agree upon.

2.2.            Payment. At the Closing, Purchaser shall pay the Company the applicable Aggregate Purchase Price by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing to Purchaser at least five (5) business days prior to the Closing Date.

2.3.            Delivery. At the Closing, the Company shall deliver to Purchaser, in addition to the other documents referenced in Article 6, a single stock certificate representing the number of Shares purchased by Purchaser, as set forth next to Purchaser’s name on Schedule I hereto. Such stock certificate shall be registered in the name of Purchaser, or in such nominee’s or nominees’ name(s) as set forth next to Purchaser’s name on Schedule I hereto, against payment of the Aggregate Purchase Price.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and covenants to Purchaser, except as set forth in the disclosure letter supplied by the Company to the Purchaser dated as of the date hereof (the “Disclosure Letter”), which exceptions shall be deemed to be part of the representations and warranties made hereunder as provided therein, as follows:

3.1.            Organization and Standing. The Company and each of its subsidiaries is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of the Company and its subsidiaries has all requisite power and authority to own and operate its respective properties and assets and to carry on its respective business as presently conducted and as proposed to be conducted. The Company and each of its subsidiaries is qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of the Company and its subsidiaries or the ability of the Company or any of its subsidiaries to perform their respective obligations under the Transaction Agreements (as defined below) (a “Material Adverse Effect”).

3.2.            Subsidiaries. As used in this Agreement, references to any “subsidiary” of a specified Person shall refer to an Affiliate controlled by such Person directly, or indirectly through one or more intermediaries, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) (which, for the avoidance of doubt, shall include the Company’s controlled joint ventures, including shared-control joint ventures). The Company’s subsidiaries, as of the date hereof, are listed on Exhibit 21.01 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and, except for Novvi LLC, Total Amyris BioSolutions B.V. and as otherwise Previously Disclosed (as defined in Section 3.9) are the only subsidiaries, direct or indirect, of the Company as of the date hereof. All the issued and outstanding shares of each subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and, except as Previously Disclosed, are owned by the Company or a Company subsidiary free and clear of all liens, encumbrances and equities and claims. As used herein, “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, and an “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

3.3.            Power. The Company has all requisite power to execute and deliver this Agreement, to sell and issue the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement, the Letter Agreement between the Company and Purchaser dated on or about the date of this Agreement (the “Letter Agreement”) and any ancillary agreements and instruments to be entered into by the Company hereunder (together, the “Transaction Agreements”).

3.4.            Authorization. The execution, delivery, and performance of the Transaction Agreements by the Company has been duly authorized by all requisite action on the part of the Company and its officers, directors and stockholders, and the Transaction Agreements constitute the legal, valid, and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (together, the “Enforceability Exceptions”).

3.5.            Governmental Consents and Approvals. Except for any Current Report on Form 8-K or Notice of Exempt Offering of Securities on Form D (a “Form D”) to be filed by the Company in connection with the transactions contemplated hereby, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Agreements. Assuming the accuracy of each of the representations and warranties of Purchaser in Article 4 of this Agreement, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including The NASDAQ Stock Market), or other governmental body is required for the execution and delivery of these Transaction Agreements, the valid issuance, sale and delivery of the Shares to be sold pursuant to this Agreement other than such as have been made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Shares.

3.6.            Non-Contravention. The execution and delivery of the Transaction Agreements, the issuance, sale and delivery of the Shares to be sold by the Company under this Agreement, the performance by the Company of its obligations under the Transaction Agreements and/or the consummation of the transactions contemplated thereby will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary is a party or by which it or its properties may be bound or affected, (ii) the Company’s Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or the equivalent document with respect to any subsidiary, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The NASDAQ Stock Market), governmental agency, arbitration panel or authority applicable to the Company, any of its subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not be likely to have, individually or in the aggregate, a Material Adverse Effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject. For purposes of this Section 3.6, the term “material” shall apply to agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound involving obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 in a consecutive 12-month period.

3.7.            Shares. The Shares are duly authorized and when issued pursuant to the terms of this Agreement will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Agreement, or as otherwise may be required under state or federal securities laws as set forth in this Agreement at the time a transfer is proposed. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other Person, or any liens or encumbrances and will not result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company.

3.8.            No Registration. Assuming the accuracy of each of the representations and warranties of Purchaser herein, the issuance by the Company of the Shares is exempt from registration under the Securities Act.

3.9.            Reporting Status. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has, in a timely manner, filed all documents and reports that the Company was required to file under Section 13 of the Exchange Act during the twelve (12) months preceding the date of this Agreement (the foregoing materials, together with any materials filed by the Company under the Exchange Act, whether or not required, collectively, the “SEC Documents”). The SEC Documents complied as to form in all material respects with requirements of the Securities Act and Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder (collectively, the “SEC Rules”), and none of the SEC Documents and the information contained therein, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, “Previously Disclosed” means information set forth in or incorporated by reference into the SEC Documents filed with the SEC on or after March 30, 2016 but prior to the date hereof (in each case, except for forward-looking information set forth in the “Risk Factors” section of the applicable SEC Documents or in any forward-looking statement disclaimers and other statements that are similarly non-specific and are predictive or forward-looking in nature).

3.10.        Contracts. Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Documents or to be filed as an exhibit to the SEC Documents under the SEC Rules (collectively, the “Material Contracts”) is so described, summarized or filed. The Material Contracts to which the Company or its subsidiaries are a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company or its subsidiaries, as applicable, enforceable by and against the Company or its subsidiaries, as applicable, in accordance with their respective terms, subject to the Enforceability Exceptions.

3.11.        Capitalization. As of the close of business on April 7, 2016, the authorized capital stock of the Company consists of (a) 400,000,000 shares of Common Stock, $0.0001 par value per share, 208,080,851 shares of which are issued and outstanding, and (b) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, of which no shares are issued and outstanding. All subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company issued and outstanding as of the date hereof, or material contracts, commitments, understandings, or arrangements by which the Company or any of its subsidiaries is or may be obligated to issue shares of capital stock, or securities or rights convertible or exchangeable for shares of capital stock, are as Previously Disclosed. The issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. No holder of the Company’s capital stock is entitled to preemptive or similar rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company issued and outstanding. Except as Previously Disclosed, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. The Company has made available to the Purchaser, a true, correct and complete copy of the Company’s Certificate of Incorporation and Bylaws.

3.12.        Legal Proceedings. Except as Previously Disclosed, there is no action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have, individually or in the aggregate, a Material Adverse Effect.

3.13.        No Violations. Neither the Company nor any of its subsidiaries is in violation of its respective certificate of incorporation, bylaws or other organizational documents, or to its knowledge, is in violation of any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The NASDAQ Stock Market), governmental agency, arbitration panel or authority applicable to the Company or any of its subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company and the Company is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not received any comment letter from the SEC relating to any SEC Documents which has not been finally resolved. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

3.14.        Governmental Permits; FDA Matters.

(a) Permits. The Company and its subsidiaries possess all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of their respective businesses as currently conducted, except where such failure to possess would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such permit which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) EPA and FDA Matters. As to each of the manufacturing processes, intermediate products and research or commercial products of the Company and each of its subsidiaries, including, without limitation, products or compounds currently under research and/or development by the Company, subject to the jurisdiction of the United States Environmental Protection Agency (“EPA”) under the Toxic Substances Control Act and regulations thereunder (“TSCA”) or the Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act and the regulations thereunder (“FDCA”) (each such product, a “Life Science Product”), such Life Science Product is being researched, developed, manufactured, tested, distributed and/or marketed in compliance in all material respects with all applicable requirements under the FDCA and TSCA and similar laws and regulations applicable to such Life Science Product, including those relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security. The Company has not received any notice or other communication from the FDA, EPA or any other federal, state or foreign governmental entity (i) contesting the premarket approval of, the uses of or the labeling and promotion of any Life Science Product or (ii) otherwise alleging any violation by the Company of any law, regulation or other legal provision applicable to a Life Science Product. Neither the Company, nor any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or other federal, state or foreign governmental entity performing similar or equivalent functions or failed to disclose a material fact required to be disclosed to the FDA or such other federal, state or foreign governmental entity.

3.15.        Listing Compliance. The Company is in compliance with the requirements of The NASDAQ Stock Market LLC (“The NASDAQ Stock Market”) for continued listing of the Common Stock thereon and has no knowledge of any facts or circumstances that could reasonably lead to delisting of its Common Stock from The NASDAQ Stock Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on The NASDAQ Stock Market, nor has the Company received any notification that the SEC or The NASDAQ Stock Market is contemplating terminating such registration or listing. The transactions contemplated by the Transaction Agreements will not contravene the rules and regulations of The NASDAQ Stock Market. The Company will comply with all requirements of The NASDAQ Stock Market with respect to the issuance of the Shares, including the filing of any listing notice with respect to the issuance of the Shares.

3.16.        Intellectual Property.

(a) Except as Previously Disclosed, the Company and/or its subsidiaries owns or possesses, free and clear of all encumbrances, all legal rights to all intellectual property and industrial property rights and rights in confidential information, including all (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisional, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, trademark rights, service marks, service mark rights, corporate names, trade names, trade name rights, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by and of the foregoing, (iii) trade secrets and all other confidential information, ideas, know-how, inventions, proprietary processes, formulae, models, and other methodologies, (iv) copyrights, (v) computer programs (whether in object code, subject code or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all related documentation, (vi) licenses to any of the foregoing, and (vii) all applications and registrations of the foregoing, and (viii) all other similar proprietary rights (collectively, “Intellectual Property”) used or held for use in, or necessary for the conduct of their businesses as now conducted and as proposed to be conducted, and neither the Company nor any of its subsidiaries (1) has received any communications alleging that either the Company or any of its subsidiaries has violated, infringed or misappropriated or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the Intellectual Property of any other Person, (2) knows of any basis for any claim that the Company or any of its subsidiaries has violated, infringed or misappropriated, or, by conducting their businesses as now conducted and as proposed to be conducted, would violate, infringe or misappropriate any of the Intellectual Property of any other Person, and (3) knows of any third-party infringement, misappropriation or violation of any Company or any Company subsidiary’s Intellectual Property. The Company has taken and takes reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property, including requiring all Persons with access thereto to enter into appropriate non-disclosure agreements. To the knowledge of the Company, there has not been any disclosure of any material trade secret of the Company or a Company subsidiary (including any such information of any other Person disclosed in confidence to the Company) to any other Person in a manner that has resulted or is likely to result in the loss of trade secret in and to such information. Except as Previously Disclosed, and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no outstanding options, licenses or agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company’s or its subsidiaries’ Intellectual Property, nor is the Company or its subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person.

(b) To the Company’s knowledge, none of the employees of the Company or its subsidiaries are obligated under any contract (including, without limitation, licenses, covenants or commitments of any nature or contracts entered into with prior employers), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or its subsidiaries or would conflict with their businesses as now conducted and as proposed to be conducted. Neither the execution nor delivery of the Transaction Agreements will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any contract, covenant or instrument under which the Company or its subsidiaries or any of the employees of the Company or its subsidiaries is now obligated, and neither the Company nor its subsidiaries will need to use any inventions that any of its employees, or Persons it currently intends to employ, have made prior to their employment with the Company or its subsidiaries, except for inventions that have been assigned or licensed to the Company or its subsidiaries as of the date hereof. Each current and former employee or contractor of the Company or its subsidiaries that has developed any Intellectual Property owned or purported to be owned by the Company or its subsidiaries has executed and delivered to the Company a valid and enforceable Invention Assignment and Confidentiality Agreement that (i) assigns to the Company or such subsidiaries all right, title and interest in and to any Intellectual Property rights arising from or developed or delivered to the Company or such subsidiaries in connection with such Person’s work for or on behalf of the Company or such subsidiaries, and (ii) provides reasonable protection for the trade secrets, know-how and other confidential information (1) of the Company or such subsidiaries and (2) of any third party that has disclosed same to the Company or such subsidiaries. To the knowledge of the Company, no current or former employee, officer, consultant or contractor is in default or breach of any term of any employment, consulting or contractor agreement, non-disclosure agreement, assignment agreement, or similar agreement. Except as Previously Disclosed, to the knowledge of the Company, no present or former employee, officer, consultant or contractor of the Company has any ownership, license or other right, title or interest, directly or indirectly, in whole or in part, in any Intellectual Property that is owned or purported to be owned, in whole or part, by the Company or its subsidiaries.

3.17.        Financial Statements. The consolidated financial statements of the Company and its subsidiaries and the related notes thereto included in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods therein specified subject, in the case of unaudited statements, to normal year-end audit adjustments. Except as set forth in such Financial Statements (or the notes thereto), such Financial Statements (including the related notes) have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods therein specified (“GAAP”). Except as set forth in the Financial Statements, neither the Company nor its subsidiaries has any material liabilities other than liabilities and obligations that have arisen in the ordinary course of business and which would not be required to be reflected in financial statements prepared in accordance with GAAP.

3.18.        Accountants. PricewaterhouseCoopers LLP, which will express its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, are registered independent public accountants as required by the Exchange Act and the rules and regulations promulgated thereunder (and by the rules of the Public Company Accounting Oversight Board).

3.19.        Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are effective and designed to ensure that (1) information required to be disclosed in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified by the SEC Rules, and (2) such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

3.20.        Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

3.21.        No Material Adverse Change. Except as set forth in the SEC Documents filed with the SEC on March 30, 2016, since March 30, 2016:

(a) there has not been any event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect,

(b)  the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or not required to be disclosed in filings made with the SEC,

(c)  the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock other than routine withholding in accordance with the Company’s existing stock-based plan,

(d) the Company has not altered its method of accounting or the identity of its auditors, except as Previously Disclosed,

(e) the Company has not issued any equity securities except pursuant to the Company’s existing stock based plans or as otherwise Previously Disclosed; and

(f) there has not been any loss or damage (whether or not insured) to the physical property of the Company or any of its subsidiaries.

The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this section, “Insolvent” means, with respect to any Person, such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

3.22.        No Manipulation of Stock. Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, any of their respective officers, directors, employees, Affiliates or controlling Persons has taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to, directly or indirectly, cause or result in stabilization or manipulation of the price of the Common Stock.

3.23.        Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company and its subsidiaries will continue to maintain such insurance or substantially similar insurance, which covers the same risks at the same levels as the existing insurance with insurers which guarantee the same financial responsibility as the current insurers, and neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.24.        Properties. The Company and its subsidiaries have good and marketable title to all the properties and assets (both tangible and intangible) described as owned by them in the consolidated financial statements included in the SEC Documents, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements (including the notes thereto), or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its subsidiaries. The Company and each of its subsidiaries hold their leased properties under valid and binding leases. The Company and each of its subsidiaries own or lease all such properties as are necessary to its operations as now conducted.

3.25.        Tax Matters. The Company and its subsidiaries have filed all Tax Returns, and these Tax Returns are true, correct, and complete in all material respects. The Company and each subsidiary (i) have paid all Taxes that are due from the Company or such subsidiary for the periods covered by the Tax Returns or (ii) have duly and fully provided reserves adequate to pay all Taxes in accordance with GAAP. No agreement as to indemnification for, contribution to, or payment of Taxes exists between the Company or any subsidiary, on the one hand, and any other Person, on the other, including pursuant to any Tax sharing agreement, lease agreement, purchase or sale agreement, partnership agreement or any other agreement not entered into in the ordinary course of business. Neither the Company nor any of its subsidiaries has any liability for Taxes of any Person (other than the Company or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law), or as a transferee or successor, by contract or otherwise. Since the date of the Company's most recent Financial Statements, the Company has not incurred any liability for Taxes other than in the ordinary course of business consistent with past practice. Neither the Company nor its subsidiaries has been advised (a) that any of its Tax Returns have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its Taxes. Neither the Company nor any of its subsidiaries has knowledge of any Tax liability to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. The Company has not distributed stock of another corporation, or has had its stock distributed by another corporation, in a transaction that was governed, or purported or intended to be governed, in whole or in part, by Section 355 of the Internal Revenue Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Internal Revenue Code) in conjunction with the purchase of the Shares. “Tax” or “Taxes” means any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge, including any interest, penalties or additions to Taxes or additional amounts with respect to the foregoing. “Tax Returns” means all returns, reports, or statements required to be filed with respect to any Tax (including any elections, notifications, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax.

3.26.        Investment Company Status. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.

3.27.        Transactions With Affiliates and Employees. Except as Previously Disclosed, none of the officers or directors of the Company or its subsidiaries and, to the knowledge of the Company, none of the employees of the Company or its subsidiaries is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

3.28.        Foreign Corrupt Practices. Neither the Company nor its subsidiaries or Affiliates, any director or officer, nor to the knowledge of the Company, any agent, employee or other Person acting on behalf of the Company or its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made or promised to make any direct or indirect unlawful payment to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or of any political party or party official or candidate for political office (each such Person, a “Government Official”)) from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made or promised to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic Government Official.

3.29.        Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

3.30.        OFAC. Neither the Company, any director or officer, nor, to the Company’s knowledge, any agent, employee, subsidiary or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

3.31.        Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

3.32.        Employee Relations. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Neither the Company nor any of its subsidiaries is engaged in any unfair labor practice. There is (i) (x) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (y) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (z) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, and (ii) to the Company’s knowledge, (x) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (y) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters.

3.33.        ERISA. The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

3.34.        Obligations of Management. To the Company’s knowledge, each officer and key employee of the Company or its subsidiaries is currently devoting substantially all of his or her business time to the conduct of the business of the Company or its subsidiaries, respectively. The Company is not aware that any officer or key employee of the Company or its subsidiaries is planning to work less than full time at the Company or its subsidiaries, respectively, in the future. To the Company’s knowledge, no officer or key employee is currently working or plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise. To the Company’s knowledge, no officer or Person currently nominated to become an officer of the Company or its subsidiaries is or has been subject to any judgment or order of, and is not the subject of any pending civil or administrative action by, the SEC or any self-regulatory organization.

3.35.        Integration; Other Issuances of Shares. Neither the Company nor its subsidiaries or any Affiliates, nor any Person acting on its or their behalf, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares to the Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of The NASDAQ Stock Market, nor will the Company or its subsidiaries or Affiliates take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings if any such integration would cause the issuance of the Shares hereunder to fail to be exempt from registration under the Securities Act as provided in Section 3.8 above or cause the transactions contemplated hereby to contravene the rules and regulations of The NASDAQ Stock Market.

3.36.        No General Solicitation. Neither the Company nor its subsidiaries or any Affiliates, nor any Person acting on its or their behalf, has offered or sold any of the Shares by any form of general solicitation or general advertising.

3.37.        No Brokers’ Fees. The Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.38.        Registration Rights. The Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

3.39.        Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Agreements, including, without limitation, as a result of the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

3.40.        Disclosure. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in the Shares. All disclosure furnished by or on behalf of the Company to the Purchaser in connection with this Agreement regarding the Company, its business and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in Article 4 hereto.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser represents, warrants and covenants to the Company with respect to this purchase as follows:

4.1.            Organization. The Purchaser is duly organized and validly existing under the laws of the jurisdiction of its organization.

4.2.            Power. The Purchaser has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.3.            Authorization. The execution, delivery, and performance of this Agreement by the Purchaser has been duly authorized by all requisite action, and this Agreement constitutes the legal, valid, and binding obligation of the Purchaser enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.4.            Consents and Approvals. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

4.5.            Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject. No approval, waiver, or consent by the Purchaser under any instrument, contract, or agreement to which the Purchaser or any of its Affiliates is a party is necessary to consummate the transactions contemplated hereby.

4.6.            Purchase for Investment Only. The Purchaser is purchasing the Shares for the Purchaser’s own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” in violation of the Securities Act. By executing this Agreement, the Purchaser further represents that it does not have any contract, undertaking, agreement, or arrangement with any Person to sell, transfer, or grant participation to such Person or to any third Person, with respect to any of the Shares. The Purchaser understands that the Shares have not been registered under the Securities Act or any applicable state securities laws by reason of a specific exemption therefrom that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

4.7.            Disclosure of Information. The Purchaser has had an opportunity to review the Company’s filings under the Securities Act and the Exchange Act (including risk factors set forth therein), and the Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company to evaluate the financial risk inherent in making an investment in the Shares. The Purchaser has not been offered the opportunity to purchase the Shares by means of any general solicitation or general advertising.

4.8.            Risk of Investment. The Purchaser realizes that the purchase of the Shares will be a highly speculative investment and that the Purchaser may suffer a complete loss of its investment. The Purchaser understands all of the risks related to the purchase of the Shares. By virtue of the Purchaser’s experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, the Purchaser is capable of evaluating the merits and risks of the Purchaser’s investment in the Company and has the capacity to protect the Purchaser’s own interests.

4.9.            Advisors. The Purchaser acknowledges that it has had the opportunity to review the Transaction Agreements and the transactions contemplated thereby with the Purchaser’s own legal counsel.

4.10.        Finder. The Purchaser is not obligated and will not be obligated to pay any broker commission, finders’ fee, success fee, or commission in connection with the transactions contemplated by this Agreement.

4.11.        Restricted Shares. The Purchaser understands that the Company is under no obligation to register the Shares. The Purchaser is aware that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act (“SEC Rule 144”). The Purchaser is aware that SEC Rule 144 permits limited resales of securities purchased in a private placement subject to the satisfaction of certain conditions.

4.12.        Legend. It is understood by the Purchaser that each certificate representing the Shares shall be endorsed with a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Subject to Section 7.3, the Company need not register a transfer of Shares unless the conditions specified in the foregoing legend are satisfied. Subject to Section 7.3, the Company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

4.13.        Investor Qualification. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser agrees to furnish any additional information that the Company deems reasonably necessary in order to verify such Purchaser’s status as an “accredited investor.”

ARTICLE 5
CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Shares and deliver the Shares to Purchaser at the Closing shall be subject to the following conditions to the extent not waived by the Company:

(a) Receipt of Payment. The Company shall have received payment by wire transfer of immediately available funds as provided in Article 2 hereof in the full amount of the Aggregate Purchase Price for the number of Shares being purchased by Purchaser at the Closing as set forth next to Purchaser’s name on Schedule I hereto.

(b) Representations and Warranties. The representations and warranties made by Purchaser in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing.

(c) Receipt of Executed Documents. Purchaser shall have duly executed and delivered to the Company this Agreement.

ARTICLE 6
CONDITIONS TO PURCHASER’S OBLIGATIONS AT THE CLOSING

Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions to the extent not waived by Purchaser:

(a) Delivery. As described in Section 2.3, the Company shall provide Purchaser with a single stock certificate representing the number of Shares purchased by Purchaser hereunder.

(b) Representations and Warranties. The representations and warranties made by the Company in Article 3 hereof shall be true and correct in all respects as of, and as if made on, the date of this Agreement and shall be true and correct in all material respects as of, and as if made on, the Closing.

(c) Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement and the Letter Agreement that are required to be performed or complied with by the Company on or before the Closing.

(d) Legal Opinion. Purchaser shall have received an opinion of Fenwick & West LLP, counsel to the Company, in a form reasonably acceptable to Purchaser.

(e) Certificate. Purchaser shall have received a certificate signed by the Company’s Chief Executive Officer and Chief Financial Officer to the effect that (i) the representations and warranties of the Company in Article 3 hereof are true and correct in all respects as of, and as if made on, the date of this Agreement and are true and correct in all material respects as of the Closing, and (ii) the Company has satisfied in all material respects all of the conditions set forth in this Agreement.

(f) Good Standing. The Company is validly existing as a corporation in good standing under the laws of Delaware as evidenced by a certificate of the Secretary of State of the State of Delaware, a copy of which was provided to Purchaser.

(g) Secretary’s Certificate. Purchaser shall have received a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions approving the issuance of the Shares as adopted by the Company’s Board of Directors in a form reasonably acceptable to Purchaser, (ii) the certificate of incorporation, and (iii) the bylaws, each as in effect as of the Closing Date.

(h) Board Approval. The terms and conditions of the issuance of the Shares and the Transaction Agreements shall have been approved by the Company’s Board of Directors.

(i) Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, third party waivers (or applicable third party elections), if any, necessary for the sale of the Shares.

(j) Receipt of Executed Documents. The Company shall have duly executed and delivered to Purchaser this Agreement and the Letter Agreement.

(k) Tax Opinion. Purchaser will have obtained a written legal opinion from tax counsel (to be provided at Purchaser’s expense) that the purchase of the Shares pursuant to this Agreement will qualify as a program-related investment under the Code.

(l) Amendment of Exclusive License and Termination of Non-Compete with The Institute for OneWorld Health. The Institute for OneWorld Health (or its successor organization) (“IOWH”) shall have (i) modified to non-exclusive or terminated, in writing, the exclusive license and sublicense granted by the Company to IOWH, per their Amended and Restated Exclusive Development and Commercialization Agreement dated January 11, 2008 (the “IOWH Agreement”), under certain patents and patent applications and (ii) waived or terminated, in writing, the Company’s non-compete covenant in Section 7.6(a) of the IOWH Agreement, in each case in a form acceptable to Purchaser and to the Company, in their respective discretion.

ARTICLE 7
OTHER AGREEMENTS OF THE PARTIES

7.1.            Securities Laws Disclosure; Publicity. On or before 5:30 p.m., U.S. Eastern Time, on the fourth trading day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the SEC describing the terms of the material Transaction Agreements.

7.2.            Form D. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchaser (provided that the posting of the Form D on the SEC’s EDGAR system shall be deemed delivery of the Form D for purposes of this Agreement).

7.3.            Removal of Legend and Transfer Restrictions. The Company hereby covenants with the Purchaser to, no later than three trading days following the delivery by the Purchaser to the Company of a legended certificate representing Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), in preparation for a present or future transfer or sale of all or a portion of the Shares pursuant to (1) an effective registration statement that is effective at the time of such sale or transfer, (2) a transaction exempt from the registration requirements of the Securities Act in which the Company receives an opinion of counsel reasonably satisfactory to the Company that the Shares are freely transferable and that the legend is no longer required on such stock certificate, or (3) an exemption from registration pursuant to SEC Rule 144, provided such Shares are, at the time of such delivery, permitted to be so transferred or sold under the Securities Act and regulations promulgated thereunder (as determined by legal counsel to the Company), deliver or cause the Company’s transfer agent to deliver to the transferee of the Shares or to the Purchaser, as applicable, a new stock certificate representing such Shares that is free from all restrictive and other legends. The Company acknowledges that the remedy at law for a breach of its obligations under this Section 7.3 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 7.3 with respect to Purchaser, the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.4.            Use of Proceeds. The Company agrees to use the proceeds of the offering in accordance with the Letter Agreement.

7.5.            Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

7.6.            Listing. The Company shall promptly take any action required to maintain the listing of all of the Shares, once they have been issued, upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable under the terms of the Transaction Agreements. The Company shall take all actions within its control to comply with the reporting requirements of the Exchange Act and each applicable national securities exchange and automated quotation system on which the Common Stock is listed. The Company shall make and keep public information available, as those terms are understood and defined in SEC Rule 144, for so long as required in order to permit the resale of the Shares pursuant to SEC Rule 144 and to file periodic reports with the SEC whether or not required to do so. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on The NASDAQ Stock Market.

7.7.            Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents.

7.8.            Taxes. The Company shall pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

ARTICLE 8
MISCELLANEOUS

8.1.            Survival. The representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the sale of the Shares.

8.2.            Indemnification.

(a) Indemnification of Purchaser. The Company agrees to indemnify and hold harmless Purchaser and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement, and will reimburse any such Person for all such Losses as they are incurred by such Person.

(b) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the Company of any claim with respect to which it seeks indemnification and (ii) permit the Company to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the Company has agreed to pay such fees or expenses, or (b) the Company shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the Company with respect to such claims (in which case, if the Person notifies the Company in writing that such Person elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of such Person);

and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the Company of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the Company in the defense of any such claim or litigation. It is understood that the Company shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. The Company will not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the Company, consent to entry of any judgment or enter into any settlement.

8.3.            Assignment; Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, that this Agreement may be assigned by Purchaser to (i) any successor charitable organization of Purchaser from time-to-time that is a tax exempt organization as described in Section 50l(c)(3) of the Code or (ii) any tax exempt organization as described in Section 50l(c)(3) of the Code controlled by one or more trustees of Purchaser, in each case to whom Purchaser validly transfers any Common Stock purchased hereunder. Purchaser will notify the Company of any such assignment, including the identity of the assignee, in a timely manner. This Agreement and all provisions thereof shall be binding upon, inure to the benefit of, and are enforceable by the parties hereto and their respective successors and permitted assigns.

8.4.            Notices. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile upon confirmation of receipt, (c) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed to, as to the Company, Amyris, Inc., 5885 Hollis Street, Suite 100, Emeryville, CA 94608, Attn: General Counsel, facsimile number: , with a copy to Fenwick & West LLP, 801 California Street, Mountain View, CA 94041, Attn: Dan Winnike, Esq., facsimile number: , and as to the Purchaser at the address and facsimile number set forth below the Purchaser’s signature on the signature pages of this Agreement. Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. Purchaser and the Company may each agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.

8.5.            Governing Law; Jurisdiction. This Agreement, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law provisions. Any and all disputes arising out of, or in connection with, the interpretation, performance, or nonperformance of this Agreement, and any and all disputes arising out of, or in connection with, transactions related to this Agreement, shall be litigated solely and exclusively before the U.S. District Court for the Southern District of New York. The parties consent to the in personam jurisdiction of said court for the purposes of any such litigation and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C. § 1404 or 1406 (or any successor statute). In the event the U.S. District Court for the Southern District of New York does not have subject matter jurisdiction of such matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in the state of New York.

8.6.            Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid, or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

8.7.            Confidentiality. This Agreement and its terms are considered “Proprietary Information” of each party under the parties’ Mutual Confidential Disclosure Agreement dated June 8, 2015 (the “CDA”), subject to the obligations and exceptions in the CDA.

8.8.            Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

8.9.            Entire Agreement. This Agreement, the Letter Agreement, and the CDA embody the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

8.10.        Finder’s Fee. The Company agrees that it shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

8.11.        Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

8.12.        Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

8.13.        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Facsimile signatures shall be deemed originals for all purposes hereunder.

[Signature page follows]

This Securities Purchase Agreement is hereby confirmed and accepted by the Company as of April 8, 2016.

AMYRIS, INC.

By:	/s/ Nicholas Khadder
Name:	Nicholas Khadder
Title:	Corporate Secretary & General Counsel

PURCHASER:

BILL & MELINDA GATES FOUNDATION

By:	/s/ Jim Bromley

Name:	Jim Bromley

Title:	CFO

Address:

500 Fifth Avenue North
Seattle, WA 98102

Facsimile No.
Email Address:

Schedule I

Schedule of Purchasers

Purchaser	Maximum Amount of Purchase	Price per Share (per Section 1.1)	Number of Shares Purchased	Aggregate Purchase Price
Bill & Melinda Gates Foundation	US$5,000,000	US$1.14	4,385,964	US$4,999,998.96